Exhibit 99.1

Fortune Brands Reaffirms 2009 Earnings Target

NEW YORK--(BUSINESS WIRE)--September 16, 2009--Fortune Brands, Inc. (NYSE: FO), the company behind leading consumer brands including Jim Beam, Titleist and Moen, today reaffirmed its full-year 2009 targets for both earnings and free cash flow.

In remarks prepared for delivery today at the JP Morgan Diversified Industries Conference, Fortune Brands chairman and chief executive officer Bruce Carbonari said, “While consumers remain very cautious and the U.S. housing market remains challenged, we’re encouraged by improvements in key economic measures, including consumer confidence and sales of new and existing homes. Additionally, our third quarter order patterns are tracking to our expectations and we're continuing to gain share in key product categories. Taken together, these factors enhance our confidence that we’ll achieve our full-year earnings target for diluted EPS before charges/gains to be in the range of $2.00 to $2.30.”

The company also reaffirmed its expectation to generate free cash flow for 2009 in the range of $400 million after dividends and net capital expenditures.

Fortune Brands plans to report results for the third quarter of 2009 on October 23rd.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and hardware, and golf products. Beam Global Spirits & Wine, Inc. is the company's premium spirits business. Major spirits brands include Jim Beam and Maker's Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher's and Laphroaig Scotch, EFFEN vodka and DeKuyper cordials. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo storage and organization products sold by units of Fortune Brands Home & Hardware LLC. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

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Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions, including the U.S. housing market; competitive market pressures (including pricing pressures); customer defaults and related bad debt expense; consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the U.S. and international distribution structure in the company’s spirits business; ability to attract and retain qualified personnel; weather; risks associated with doing business outside the United States, including currency exchange rate risks; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results; interest rate fluctuations; volatility of financial and credit markets, which could affect access to capital for the company, its customers and consumers; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented on the attached page.

RECONCILIATION OF FULL YEAR 2009 EARNINGS TARGET TO GAAP

For the full year, the company is currently targeting diluted EPS Before Charges/Gains from continuing operations to be in the range of $2.00 to $2.30 per share. On a GAAP basis, the company is currently targeting diluted EPS from continuing operations to be in the range of $1.70 to $2.00 per share.

EPS Before Charges/Gains from continuing operations is Net Income calculated on a per-share basis excluding restructuring, restructuring-related and other one-time items.

EPS Before Charges/Gains from continuing operations is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

FREE CASH FLOW
2009 Full Year
Targeted Range

Free Cash Flow (a)	$375 - 425
Add:
Net Capital Expenditures	160 - 170
Dividends Paid	152*
Cash Flow From Operations	$687 - 747

(a) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

* Assumes current dividend rate and basic shares outstanding on June 30, 2009.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410